UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

EPC Contracts. Corpus Christi Liquefaction, LLC (“Corpus Christi Liquefaction”), a wholly owned subsidiary of Cheniere Energy, Inc. (the “Company”), has entered into a Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 1 Liquefaction Facility dated December 6, 2013 (the “Stage 1 EPC Contract”) with Bechtel Oil, Gas and Chemicals, Inc. (“Bechtel”) and a Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 2 Liquefaction Facility dated December 6, 2013 (the “Stage 2 EPC Contract”, and together with the Stage 1 EPC Contract, the “EPC Contracts”) with Bechtel.

Parent Guarantee. Bechtel Global Energy, Inc. will guarantee Bechtel’s obligations under the EPC Contracts.

Scope of Work. The work to be performed by Bechtel pursuant to the Stage 1 EPC Contract includes procurement, engineering, design, installation, training, commissioning and placing into service of the Stage 1 natural gas liquefaction facility being developed near Corpus Christi, Texas consisting of two liquefaction trains, each with a design production capacity of approximately 4.5 million tonnes per annum (mtpa), two liquefied natural gas (“LNG”) storage tanks, one complete marine berth, a second partial berth and related facilities.

The work to be performed by Bechtel pursuant to the Stage 2 EPC Contract includes procurement, engineering, design, installation, training, commissioning and placing into service of the Stage 2 natural gas liquefaction facility being developed near Corpus Christi, Texas consisting of one liquefaction train with a design production capacity of approximately 4.5 mtpa, one LNG storage tank, the completion of the second berth and related facilities.

Contract Price. The Stage 1 EPC Contract provides that Corpus Christi Liquefaction will pay Bechtel a “Contract Price” of $7,080,830,000. The Stage 2 EPC Contract provides that Corpus Christi Liquefaction will pay Bechtel a “Contract Price” of $2,410,290,000. Each Contract Price is only subject to adjustment by change order. Bechtel has the right, among other things, to submit change orders in the event Bechtel is adversely affected as a result of a delay in the commencement of construction beyond July 1, 2014.

Bechtel Change Orders. Each of the EPC Contracts also entitles Bechtel to a change order amending its rights and obligations to the extent it is adversely affected by any of the following: (i) a change in law, (ii) certain acts or omissions of Corpus Christi Liquefaction, (iii) force majeure, (iv) acceleration of work by Corpus Christi Liquefaction, (v) delay in delivery of insurance proceeds in the case of insured loss, (vi) suspension of work ordered by Corpus Christi Liquefaction, (vii) Corpus Christi Liquefaction’s issuance of notice to proceed after July 1, 2014, (viii) subsurface soil conditions materially different from those described in the geotechnical studies, (ix) discovery of hazardous materials for which Corpus Christi Liquefaction is responsible, (x) physical damage caused by a third party not under Bechtel’s control, and (xi) other specified reasons in such EPC Contract.

Corpus Christi Liquefaction Change Orders. Each of the EPC Contracts entitles Corpus Christi Liquefaction to a change order unilaterally up to certain thresholds and thereafter upon request provided that agreement is reached on any changes to the contract price, project schedule, design, payment schedule, minimum acceptance criteria, performance guarantee and any other obligation of Bechtel under such EPC Contract.

Warranty. In each of the EPC Contracts, Bechtel warrants that (i) the equipment will be new (unless otherwise specified in the applicable EPC Contract) and of good quality, (ii) the work and the equipment will meet the requirements of such EPC Contract, including good engineering and construction practices and applicable laws, codes and standards, and (iii) the work and the equipment will be free from encumbrances to title.

Until 18 months after substantial completion of each liquefaction train, Bechtel will be liable to promptly correct any work that is found defective with respect to such liquefaction train.

Minimum Acceptance Criteria Not Achieved. If a liquefaction train fails to achieve 95% of the performance guarantee set forth in the applicable EPC Contract (the “minimum acceptance criteria”) by the applicable guaranteed substantial completion date, then (i) substantial completion of such liquefaction train will not occur and (ii) Bechtel will pay delay liquidated damages. In addition, Bechtel is required to attempt for 10 months thereafter to correct the work to enable the liquefaction train to achieve the minimum acceptance criteria and otherwise achieve substantial completion. If the liquefaction train has not achieved the minimum acceptance criteria and substantial completion at the end of this 10-month period, then Corpus Christi Liquefaction will have the option of either (i) granting Bechtel an additional 10-month correction period or (ii) declaring a Bechtel default.

Performance Liquidated Damages. If a liquefaction train has not achieved the performance guarantee within a specified period after the guaranteed substantial completion date, then Bechtel is required to pay the applicable performance liquidated damages.

Delay Liquidated Damages. If substantial completion of a liquefaction train occurs after the applicable guaranteed substantial completion date, Bechtel will pay Corpus Christi Liquefaction delay liquidated damages at the applicable daily rate as defined in the applicable EPC Contract until substantial completion of such liquefaction train occurs.

Schedule Bonus. Bechtel will be entitled to receive specified bonuses for timely substantial completion of the liquefaction trains.

Termination by Corpus Christi Liquefaction for Bechtel Default. Under each of the EPC Contracts, if Bechtel (i) fails to timely commence the work, (ii) abandons the work, (iii) fails to materially comply with its material obligations, (iv) makes an assignment that is not permitted, (v) fails to maintain required insurance, (vi) materially disregards applicable law or applicable standards and codes, or (vii) an insolvency event occurs with respect to Bechtel or its guarantor, then Corpus Christi Liquefaction will have the right to require that Bechtel cure such default. If Bechtel fails to cure such default, or if Bechtel or its guarantor experiences an insolvency event, Corpus Christi Liquefaction, without prejudice to its other rights, may terminate such EPC Contract.

Termination by Corpus Christi Liquefaction for Convenience. Corpus Christi Liquefaction will also have the right to terminate each of the EPC Contracts for its convenience, in which case Bechtel will be paid (i) the portion of the Contract Price for the work performed, (ii) costs reasonably incurred by Bechtel on account of such termination and demobilization, and (iii) a lump sum of between $1,000,000 and $2,500,000 depending on the termination date if such EPC Contract is terminated prior to issuance of the notice to proceed and up to $30,000,000 depending on the termination date if such EPC Contract is terminated after issuance of the notice to proceed.

Termination by Bechtel for Corpus Christi Liquefaction Default. Under each of the EPC Contracts, if Corpus Christi Liquefaction (i) fails to pay any undisputed amount, (ii) fails to materially comply with any of its material obligations, or (iii) experiences an insolvency event, then Bechtel has the right to provide written notice demanding that such Corpus Christi Liquefaction default be cured. If Corpus Christi Liquefaction fails to cure such default or Corpus Christi Liquefaction experiences an insolvency event, Bechtel may terminate such EPC Contract.

Termination in the Event of an Extended Force Majeure. Under each of the EPC Contracts, if one force majeure event causes suspension of a substantial portion of the work for more than 100 consecutive days or any one or more force majeure events causes suspension of a substantial portion of the work for a period exceeding 180 days in the aggregate during any continuous 24-month period, then either party may terminate such EPC Contract.

Termination in the Event of Delayed Notice to Proceed. Under each of the EPC Contracts, if Corpus Christi Liquefaction fails to issue the notice to proceed by December 31, 2015 with respect to the Stage 1 EPC Contract or December 31, 2016 with respect to the Stage 2 EPC Contract, then either party may terminate such EPC Contract, and Bechtel will be paid costs reasonably incurred by Bechtel on account of such termination and a fixed amount of $5,000,000.

Limitation on Bechtel’s Liability. Bechtel’s liability under the EPC Contracts is limited as specified in the EPC Contracts, except that this limit does not apply to certain indemnification obligations, to Bechtel’s title warranty, or to Bechtel’s obligation to complete all work required to ensure that each liquefaction train is ready to receive natural gas and produce LNG.

The descriptions of material terms of the EPC Contracts set forth above are not complete, are subject to further provisions (including exceptions, qualifications and alternatives), and are qualified in their entirety by reference to the text of the EPC Contracts, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2013, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company approved a base salary increase for certain of the executive officers of the Company effective December 30, 2013. In addition, pursuant to the 2011 – 2013 Bonus Plan, the Compensation Committee approved a bonus payment for each of the executive officers of the Company with respect to the year ended December 31, 2013, payable in cash. The following table sets forth the 2014 annual base salary and 2013 cash bonus award for the Company’s executive officers, including the principal executive officer, the principal financial officer and the other executive officers who are named in the Summary Compensation Table in the Company’s definitive Proxy Statement filed in 2013 and who remain employees of the Company.

2014 Annual Base Salary and 2013 Cash Bonus Awards

Executive Officer	2014 Annual Base Salary		2013 Cash Bonus Award
Charif Souki Chairman, Chief Executive Officer and President	$800,000		$3,680,000
H. Davis Thames Senior Vice President and Chief Financial Officer	$585,000		$935,000
Meg A. Gentle Senior Vice President - Marketing	$585,000		$935,000
R. Keith Teague Senior Vice President - Asset Group	$525,000		$800,000
Greg W. Rayford Senior Vice President and General Counsel	$525,000		$750,000
Jean Abiteboul Senior Vice President - International	$475,000	*	$600,000

*	Mr. Abiteboul’s base salary is 351,391 EUR. The amount reported in the table represents the U.S. dollar equivalent based on the November 21, 2013 exchange rate of 1 USD to 0.73977 EUR.

Item 7.01 Regulation FD Disclosure.

On December 9, 2013, the Company issued a press release announcing that Corpus Christi Liquefaction, LLC had entered into the EPC Contracts. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. Information included on the Company’s website is not incorporated herein by reference.

The information presented under this Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

10.1*	Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 1 Liquefaction Facility, dated December 6, 2013, by and between Corpus Christi Liquefaction, LLC and Bechtel Oil, Gas and Chemicals, Inc. (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

10.2*	Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 2 Liquefaction Facility, dated December 6, 2013, by and between Corpus Christi Liquefaction, LLC and Bechtel Oil, Gas and Chemicals, Inc. (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

99.1**	Press Release, dated December 9, 2013.

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: December 10, 2013	By:	/s/ H. Davis Thames
	Name:	H. Davis Thames
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 1 Liquefaction Facility, dated December 6, 2013, by and between Corpus Christi Liquefaction, LLC and Bechtel Oil, Gas and Chemicals, Inc. (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

10.2*	Fixed Price Separated Turnkey Agreement for the Engineering, Procurement and Construction of the Corpus Christi Stage 2 Liquefaction Facility, dated December 6, 2013, by and between Corpus Christi Liquefaction, LLC and Bechtel Oil, Gas and Chemicals, Inc. (Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.)

99.1**	Press Release, dated December 9, 2013.

*	Filed herewith.
**	Furnished herewith.